Exhibit 4.1

TWC HOLDING LLC

and

TWC HOLDING CORP.

(as Issuers)

13.875% Senior PIK Notes due 2011

INDENTURE

Dated as of February 11, 2005

U.S. BANK NATIONAL ASSOCIATION

(as Trustee)

CROSS-REFERENCE TABLE(1)

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.8; 7.10
	(b)	7.8; 7.10; 10.2
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	10.3
	(c)	10.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6; 7.7
	(c)	7.5; 7.6; 10.2
	(d)	7.6
314	(a)	4.3; 4.4; 10.2
	(b)	N.A.
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	N.A.
	(e)	10.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5; 10.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	6.3
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	10.1

(1)           This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

N.A. means not applicable

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	Definitions
SECTION 1.2	Other Definitions
SECTION 1.3	Incorporation by Reference of Trust Indenture Act
SECTION 1.4	Rules of Construction

ARTICLE II

THE NOTES

SECTION 2.1	Form and Dating
SECTION 2.2	Execution and Authentication
SECTION 2.3	Registrar, Paying Agent and Depositary
SECTION 2.4	Paying Agent to Hold Money in Trust
SECTION 2.5	Holder Lists
SECTION 2.6	Transfer and Exchange
SECTION 2.7	Replacement Notes
SECTION 2.8	Outstanding Notes
SECTION 2.9	Treasury Notes
SECTION 2.10	Temporary Notes
SECTION 2.11	Cancellation
SECTION 2.12	Defaulted Interest
SECTION 2.13	CUSIP Numbers
SECTION 2.14	Issuance of Additional Notes as Payment of Interest or Liquidated Damages

ARTICLE III

REDEMPTION

SECTION 3.1	Notices to Trustee
SECTION 3.2	Selection of Notes to Be Redeemed
SECTION 3.3	Notice of Redemption
SECTION 3.4	Effect of Notice of Redemption
SECTION 3.5	Deposit of Redemption Price
SECTION 3.6	Notes Redeemed in Part
SECTION 3.7	Optional Redemption

SECTION 3.8	No Mandatory Redemption

ARTICLE IV

COVENANTS

SECTION 4.1	Payment of Notes
SECTION 4.2	Maintenance of Office or Agency
SECTION 4.3	Commission Reports and Reports to Holders
SECTION 4.4	Compliance Certificate
SECTION 4.5	Taxes
SECTION 4.6	Stay, Extension and Usury Laws
SECTION 4.7	Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock
SECTION 4.8	Limitation on Liens Securing Indebtedness
SECTION 4.9	Limitation on Restricted Payments
SECTION 4.10	Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries
SECTION 4.11	[Reserved]
SECTION 4.12	Limitation on Transactions with Affiliates
SECTION 4.13	Limitation on Sale of Assets and Subsidiary Stock
SECTION 4.14	Repurchase of Notes at the Option of the Holder upon a Change of Control
SECTION 4.15	[Reserved]
SECTION 4.16	Limitation on Status as Investment Company
SECTION 4.17	Maintenance of Properties and Insurance
SECTION 4.18	Corporate Existence
SECTION 4.19	Limitation on Lines of Business
SECTION 4.20	Rule 144A Information
SECTION 4.21	Repurchase of Notes at the Option of the Holder From Excess Cash Flow

ARTICLE V

SUCCESSORS

SECTION 5.1	Limitation on Merger, Sale or Consolidation
SECTION 5.2	Successor Corporation Substituted

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1	Events of Default

SECTION 6.2	Acceleration
SECTION 6.3	Other Remedies
SECTION 6.4	Waiver of Defaults
SECTION 6.5	Control by Majority
SECTION 6.6	Limitation on Suits
SECTION 6.7	Rights of Holders of Notes to Receive Payment
SECTION 6.8	Collection Suit by Trustee
SECTION 6.9	Trustee May File Proofs of Claim
SECTION 6.10	Priorities
SECTION 6.11	Undertaking for Costs

ARTICLE VII

TRUSTEE

SECTION 7.1	Duties of Trustee
SECTION 7.2	Rights of Trustee
SECTION 7.3	Individual Rights of Trustee
SECTION 7.4	Trustee’s Disclaimer
SECTION 7.5	Notice of Defaults
SECTION 7.6	Reports by Trustee to Holders of the Notes
SECTION 7.7	Compensation and Indemnity
SECTION 7.8	Replacement of Trustee
SECTION 7.9	Successor Trustee by Merger, etc
SECTION 7.10	Eligibility; Disqualification
SECTION 7.11	Preferential Collection of Claims Against Issuers

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1	Option to Effect Legal Defeasance or Covenant Defeasance
SECTION 8.2	Legal Defeasance
SECTION 8.3	Covenant Defeasance
SECTION 8.4	Conditions to Legal or Covenant Defeasance
SECTION 8.5	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions
SECTION 8.6	Repayment to Issuers
SECTION 8.7	Reinstatement
SECTION 8.8	Satisfaction and Discharge

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1	With Consent of Holders of a Majority
SECTION 9.2	With Consent of All Affected Holders of Notes or a Supermajority
SECTION 9.3	Without Consent of Holders of Notes
SECTION 9.4	Consent Payment; Supplemental Indentures
SECTION 9.5	Revocation and Effect of Consents
SECTION 9.6	Notation on or Exchange of Notes
SECTION 9.7	Trustee to Sign Amendments, etc.
SECTION 9.8	Compliance with Trust Indenture Act

ARTICLE X

MISCELLANEOUS

SECTION 10.1	Trust Indenture Act Controls
SECTION 10.2	Notices
SECTION 10.3	Communication by Holders of Notes with Other Holders of Notes
SECTION 10.4	Certificate and Opinion as to Conditions Precedent
SECTION 10.5	Statements Required in Certificate or Opinion
SECTION 10.6	Rules by Trustee and Agents
SECTION 10.7	No Personal Liability of Members, Stockholders, Employees, Officers and Directors
SECTION 10.8	Governing Law
SECTION 10.9	No Adverse Interpretation of Other Agreements
SECTION 10.10	Successors
SECTION 10.11	Severability
SECTION 10.12	Counterpart Originals
SECTION 10.13	Table of Contents, Headings, etc.

EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

v

INDENTURE, dated as of February 11, 2005, among TWC Holding LLC, a Delaware limited liability company (“Holding”), TWC Holding Corp., a Delaware corporation (together with Holding, the “Issuers,” which term includes any successors under this Indenture), and U.S. Bank National Association (the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13.875% Series A Senior PIK Notes due 2011 (the “Series A Notes”) and the 13.875% Series B Senior PIK Notes due 2011 (the “Series B Notes,” and together with the Series A Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION
BY REFERENCE

SECTION 1.1                                                  Definitions.

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“501 Global Note” means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Issuers or any of their Subsidiaries or any parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Indebtedness” means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of Holding, including by designation, or is merged or consolidated into or with Holding or one of its Subsidiaries.

“Acquisition” means the purchase or other acquisition of any Person of all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

“Additional Notes” means additional Notes which may be issued after the Issue Date pursuant to this Indenture in payment of Interest or Liquidated Damages (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes).  All references herein to “Notes” shall be deemed to include Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, or (b) beneficial ownership of 10% or more of the voting securities of such Person.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)                                  1.0% of the then outstanding principal amount of the Note; and

(2)                                  the excess of:

(a)                                  the present value at such redemption date of (i) the redemption price of the Note at August 15, 2008 (such redemption price being set forth in the table appearing in Section 3.7(a)) plus (ii) all required Interest payments due on the Note from the Redemption Date through August 15, 2008 (assuming accrued but unpaid Interest to the Redemption Date is paid through the issuance of Additional Notes), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Applicable Value” means the greatest of the aggregate principal amount, par value, book value as carried by the Issuers or market value, as applicable, of Capital Stock, securities or other payment rights of a Subsidiary.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §§ 101-1330, as amended.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” or “beneficial owner” for purposes of the definitions of “Change of Control” and “Affiliate” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date).

“Board of Directors” means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

“Capital Contribution” means any contribution to the equity of The Wornick Company, from a direct or indirect parent of Holding for which no consideration has been given other than the issuance of Qualified Capital Stock.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated and including all classes and series of common and preferred equity) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalent” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof),

(2)                                  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, one of the two highest ratings obtainable from either S&P or Moody’s,

(3)                                  time deposits, certificates of deposit, bankers’ acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000,

(4)                                  commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s,

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (3) above,

(6)                                  money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (5) of this definition,

and in the case of each of (1), (2), (3) and (4) maturing within one year after the date of acquisition.

“Change of Control” means:

(1)                                  prior to consummation of an Initial Public Offering, the Principal and its Related Parties shall (A) cease to be entitled, by beneficial ownership of the Voting Equity Interests of Holding, contract or otherwise, to elect or designate for election a majority of the Board of Directors of Holding or (B) cease to beneficially own more than 50% of the aggregate voting power of the Voting Equity Interests of Holding;

(2)                                  Holding adopts a plan of liquidation;

(3)                                  after the first Initial Public Offering, (A) any “person” (including any group that is deemed to be a “person”) (other than the Principal and its Related Parties) is or becomes the beneficial owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of Holding, and (B) one or more of the Principal and its Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the aggregate voting power of the Voting Equity Interests of Holding than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of Holding’s Board of Directors;

(4)                                  the Continuing Directors cease for any reason to constitute a majority of Holding’s Board of Directors then in office;

(5)                                  any merger or consolidation of Holding with or into another person or the merger of another person with or into Holding, or the sale of all or substantially all of Holding’s assets (determined on a consolidated basis) to another person (other than, in all such cases, one or more of the Principal and its Related Parties) other than, with respect to this clause (5), a transaction in which the holders of securities that represented 100% of the aggregate voting power of Holding’s Voting Equity Interests immediately prior to such transaction own directly or indirectly at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving person in such merger or consolidation or the transfer of such assets immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of Holding’s Board of Directors;

(6)                                  The Wornick Company adopts a plan of liquidation;

(7)                                  after the first Initial Public Offering, (A) any “person” (including any group that is deemed to be a “person”) (other than the Principal and its Related Parties) is or becomes the beneficial owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of The Wornick Company, and (B) one or more of the Principal and its Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the aggregate voting power of the Voting Equity Interests of The Wornick Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of The Wornick Company’s Board of Directors;

(8)                                  the Continuing Directors cease for any reason to constitute a majority of The Wornick Company’s Board of Directors then in office;

(9)                                  any merger or consolidation of The Wornick Company with or into another person or the merger of another person with or into The Wornick Company, or the sale of all or substantially all of The Wornick Company’s assets (determined on a consolidated basis) to another person (other than, in all such cases, one or more of the Principal and its Related Parties) other than, with respect to this clause (9), a transaction in which the holders of securities that represented 100% of the aggregate voting power of The Wornick Company’s Voting Equity Interests immediately prior to such transaction own directly or indirectly at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving person in such merger or consolidation or the transferee of such assets immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of The Wornick Company’s Board of Directors; or

(10)                            the failure at any time by Holding to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, 100% of the Voting Stock of The Wornick Company (except to the extent The Wornick Company is merged with and into Holding or one of its Wholly Owned Subsidiaries in accordance with the terms of this Indenture).

As used in this definition, “person” (including any group that is deemed to be a “person”) has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

“Clearstream” means Clearstream Banking Luxembourg, Société Anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“consolidated” means, with respect to Holding, the consolidation of the accounts of its Subsidiaries with those of Holding, all in accordance with GAAP; provided that “consolidated” will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of Holding.

“Consolidated Coverage Ratio” of any Person on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person’s Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that, for purposes of such calculation:

(1)                                  Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

(2)                                  transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

(3)                                  the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness (other than Indebtedness incurred under any revolving credit agreement or similar facility)) shall be assumed to have occurred on the first day of the Reference Period, and

(4)                                  the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided that if such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used.

“Consolidated EBITDA” means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period, adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

(1)                                  consolidated income tax expense,

(2)                                  consolidated depreciation and amortization expense,

(3)                                  Consolidated Fixed Charges,

(4)                                  any non-recurring restructuring and extraordinary charges (as determined in accordance with GAAP),

(5)                                  Management Fees,

(6)                                  Non-Cash ESOP Compensation Charges, and

(7)                                  all other non-cash charges reducing Consolidated Net Income for such period but excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable, and less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Issuers in such Subsidiary.

“Consolidated Fixed Charges” of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a)                                  interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

(b)                                 the product of (i) the amount of cash dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of the Issuers or to the Issuers’ Wholly Owned Subsidiaries) times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the Issuers).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by Holding to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any specified Person for any period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a)                                  all gains or losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

(b)                                 the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,

(c)                                  the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such specified Person or a Consolidated Subsidiary of such specified Person during such period, but in any case not in excess of such Person’s pro rata share of such Person’s net income for such period,

(d)                                 the net income, if positive, of any of such specified Person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

(e)                                  the net income of any Person that is an Unrestricted Subsidiary, except to the extent of cash dividends or distributions paid to such specified Person or a Subsidiary of the specified Person by such Person.

“Consolidated Net Worth” of any Person at any date means the aggregate consolidated stockholders’ equity of such Person (including amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) the amount of any such stockholders’ equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries.

“Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“Continuing Director” means, during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Board of Directors of Holding or The Wornick Company, as applicable (together with any new directors whose election by the Board of Directors of Holding or The Wornick Company, as applicable, or whose nomination for election by the shareholders of Holding or The Wornick Company, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance of all or substantially all of the assets of Holding or The Wornick Company, as applicable, if such agreement was approved by a vote of such majority of directors).

“contractually subordinated” means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.  For the avoidance of doubt, unsecured Indebtedness is not “contractually subordinated” to secured Indebtedness and a junior Lien on any assets securing Indebtedness does not render such Indebtedness “contractually subordinated” to Indebtedness that is secured by a senior Lien on such assets.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Livingston Avenue, St. Paul, Minnesota 55107-2292, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means one or more debt facilities (including the Existing Credit Agreement) or other financing arrangements (including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), in each case, as amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof.  Without limiting the generality of the foregoing, the term “Credit Agreement” shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to such debt facility or other financing arrangement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to such debt facility or other financing arrangement and all refundings, refinancings and replacements of such debt facility or other financing arrangement with another debt facility or financing arrangement, including any debt facility or financing arrangement:

(1)                                  extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

(2)                                  adding or deleting borrowers or guarantors thereunder, so long as borrowers and Issuers include one or more of Holding and its Subsidiaries and their respective successors and assigns,

(3)                                  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7, or

(4)                                  otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3 and 5 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include such successor.

“Disqualified Capital Stock” means with respect to any Person, any (i) Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes or (ii) Preferred Stock.  Notwithstanding the foregoing, any Equity Interests (other than Preferred Stock) that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require Holding or any of its Subsidiaries to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale or with excess cash flow shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that Holding or such Subsidiary, as the case may be, may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to Holding’s purchase of the Notes as are required to be purchased pursuant to the provisions of the Indenture as described in Sections 4.13, 4.14 and 4.21.

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“DTC” means The Depository Trust Company and any successor thereto.

“Employee Stock Ownership Trust” means “The Wornick Company Employee Stock Ownership Trust,” as in effect as of the Issue Date, without giving effect to any amendment or modification thereof or supplement thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Event of Loss” means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset, (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (3) any settlement in lieu of clause (2) above, in each case having a fair market value or resulting in gross proceeds in excess of $1,000,000.

“Excess Cash Flow” means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period, (a) adjusted to deduct therefrom the sum, without duplication, of the following:  (1) the cash portion of Consolidated Fixed Charges of such Person paid during such period; (2) capital expenditures of such Person and its Subsidiaries made during such period; (3) all federal, state and local income taxes of such Person and its Subsidiaries paid during such period; (4) permanent reductions of Indebtedness incurred under the Credit Agreement; (5) any net increase in Working Capital for such period; and (6) $3,000,000; and (b) adjusted to add thereto the sum, without duplication, of (1) any net decrease in Working Capital for such period and (2) the amount of reimbursements, if any, received during such period in respect of capital expenditures.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Series B Notes, issued pursuant to an Exchange Offer and identical in all respects to the Series A Notes, except that (i) such securities shall have been registered pursuant to an effective registration statement under the Securities Act, (ii) such securities shall not contain a restrictive legend thereon, (iii) such securities shall not contain provisions relating to the accrual or payment of Liquidated Damages and (iv) Interest on each Exchange Note shall accrue from the last Interest Payment Date on which Interest was paid on the Notes surrendered in exchange therefor or, if no Interest has been paid on the Notes, from the date of original issue of the Notes.

“Exchange Offer” means an offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Exempted Affiliate Transaction” means:

(a)                                  customary director, officer and employee compensation arrangements approved by a majority of disinterested (as to such transactions) members of the Board of Directors of Holding,

(b)                                 Restricted Payments permitted under the terms of Section 4.9,

(c)                                  transactions solely between or among The Wornick Company and any of its Subsidiaries or solely between or among its Subsidiaries,

(d)                                 reimbursement of any reasonable out-of-pocket expenses of the Principal and its Affiliates and, so long as no Default or Event of Default has occurred and is continuing at the time of such payment, payments of Management Fees by The Wornick Company or any of its Subsidiaries,

(e)                                  any agreement as in effect as of the Issue Date among Holding and/or one or more of its Subsidiaries, on the one hand, and one or more Affiliates, on the other hand (including any amendment thereto and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date), and any transaction contemplated thereby,

(f)                                    co-manufacturing agreements or arrangements (and transactions effectuated pursuant thereto) with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business; provided that either the Board of Directors or the management of Holding has determined in its reasonable good faith judgment that each such agreement and arrangement is on terms that are not less favorable than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Holding, and

(g)                                 a transaction that constitutes a Permitted Investment pursuant to clause (f) of the definition of “Permitted Investment.”

“Existing Credit Agreement” means the Revolving Line of Credit Promissory Note, dated June 30, 2004, by The Wornick Company in favor of Texas State Bank, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, restated, supplemented, renewed, replaced or otherwise modified from time to time.

“Existing Indebtedness” means the Indebtedness of the Issuers and their Subsidiaries (other than Indebtedness under any Credit Agreement) in existence on the Issue Date (after giving effect to the transactions contemplated hereby), including, without limitation, the Indebtedness under The Wornick Notes and the Wornick Indenture.

“Foreign Subsidiary” means any Subsidiary of Holding which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3 and 5 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“guaranty” or “guarantee,” used as a noun, means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.  The term “guarantee” or “guaranty,” used as a verb, has a corresponding meaning.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any specified Person means, without duplication,

(a)                                  all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that ordinarily would constitute a trade payable to trade creditors (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date unless such accounts payable or other obligations to trade creditors are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such specified Person in accordance with GAAP);

(b)                                 all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit or (4) relating to any receivables financing;

(c)                                  all net obligations of such specified Person under Interest Swap and Hedging Obligations;

(d)                                 all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or which are secured by any assets or property of such specified Person;

(e)                                  any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clause (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

(f)                                    all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Public Offering” means an initial underwritten public offering of common stock of Holding for cash pursuant to an effective registration statement under the Securities Act following which the common stock of Holding is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market, Inc.

“Initial Purchaser” means CIBC World Markets Corp.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Interest” means the interest payable on the Notes including but not limited to interest payable on the Default Rate under and as defined in the Notes.

“Interest Payment Date” means the stated due date of an installment of Interest on the Notes.

“Interest Record Date” means a Interest Record Date specified in the Notes, whether or not such date is a Business Day.

“Interest Swap and Hedging Obligation” means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement, commodity futures contract, commodity option or any other agreement or arrangement designed to protect against fluctuations in interest rates, currency values or commodity prices, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Investment” by any specified Person in any other Person (including an Affiliate) means (without duplication):

(a)                                  the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

(b)                                 the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, trade credit on commercially reasonable terms, endorsements for collection or deposits arising in the ordinary course of business);

(c)                                  other than guarantees of Indebtedness of the Issuers or any of their Subsidiaries to the extent permitted by Section 4.7, the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

(d)                                 the making of any capital contribution by such specified Person to such other Person; and

(e)                                  Investments described in the immediately following paragraph.

Holding shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Subsidiary of Holding (or, if neither Holding nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Holding or a Subsidiary of Holding shall be deemed an Investment valued at its fair market value at the time of such transfer.  Holding or any of its Subsidiaries shall be deemed to have made an Investment in a Person if such Person was a Subsidiary at the time of such Investment and any subsequent event causes the Subsidiary to no longer be a Subsidiary (including a designation as an Unrestricted Subsidiary).  The fair market value of each Investment shall be measured at the time made or returned, as applicable.

“Issue Date” means the date of first issuance of the Notes under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Management Fees” means management fees paid by Holding or its Subsidiaries to Veritas Capital Management or its Affiliates in an amount per fiscal year not to exceed $300,000.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received (a) by Holding in the case of a sale of Qualified Capital Stock and (b) by Holding and its Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it),

(1)                                  plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Holding that were issued for cash after the Issue Date, the amount of cash originally received by Holding upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt),

(2)                                  less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel, accounting and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss,

(3)                                  less, in the case of an Asset Sale or Event of Loss only,

(i)                                     the amount (estimated reasonably and in good faith by Holding) of income, franchise, sales and other applicable taxes required to be paid by Holding or any of its respective Subsidiaries in connection with such Asset Sale or Event of Loss in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

(ii)                                  repayment of Indebtedness (including Purchase Money Indebtedness but not including Subordinated Indebtedness, unless such Subordinated Indebtedness is required to be repaid in connection with such Asset Sale (including to obtain a necessary consent to such Asset Sale or required by applicable law)) secured by a Lien (permitted under this Indenture) on the asset disposed of in such Asset Sale or Event of Loss, and

(iii)                               any reserve, established in accordance with GAAP, for adjustment in respect of the sale price of the property or other assets disposed in such Asset Sale, in accordance with the terms of the agreement governing such Asset Sale.

“Non-Cash ESOP Compensation Charges” means compensation expense for Employee Stock Ownership Trust shares released and committed to be released, compensation expense for stock options and other stock based compensation expense, in each case, as determined in accordance with GAAP and incurred by Holding and its Subsidiaries prior to the Issue Date.

“Non-U.S. Person” means any Person other than a U.S. Person.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligation” means any principal, premium or Interest payment, or monetary penalty, or damages, due by the Issuers under the terms of the Notes or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

“Offering” means the offering of the Notes by the Issuers.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or any other Person designated by the Board of Directors of such Person and serving in a similar capacity.

“Officers’ Certificate” means an officers’ certificate to be delivered upon the occurrence of certain events as set forth in this Indenture, and to be executed by two Officers of each of the Issuers, one of whom from each Issuer shall be the principal executive officer, the principal financial officer, the Treasurer or a Vice President.

“Opinion of Counsel” means the opinion of counsel (subject to certain customary exceptions and assumptions) to be delivered upon the occurrence of certain events set forth in this Indenture (which Opinion of Counsel shall be reasonably acceptable to the Trustee).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Indebtedness” means:

(a)                                  Indebtedness evidenced by the Notes issued pursuant to this Indenture up to (i) the amounts being issued on the original Issue Date less any amounts repaid or retired plus (ii) Additional Notes issued from time to time in payment of accrued Interest and Liquidated Damages, if any on the Notes;

(b)                                 Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock) described in clause (a) or incurred pursuant to Section 4.7(9)(2)(A), or which was refinanced pursuant to this clause (b);

(c)                                  Indebtedness solely in respect of bankers’ acceptances, letters of credit, performance bonds, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance and similar obligations (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers’ industry;

(d)                                 Indebtedness incurred by Holding and owed to (borrowed from) any Subsidiary of Holding or incurred by any Subsidiary of Holding and owed to (borrowed from) the Issuers or any other Subsidiary of Holding; provided that (x) such Indebtedness shall be unsecured and, in the case such Indebtedness is incurred by Holding, contractually subordinated in all respects to the Issuers’ obligations pursuant to the Notes and (y) (i) any event that causes such Subsidiary borrower or such Subsidiary lender to no longer be a Subsidiary of Holding (including a designation as an Unrestricted Subsidiary) and (ii) any other transfer of any such Indebtedness to a Person other than Holding or a Subsidiary of Holding shall be deemed, in each case, to be a new incurrence of such Indebtedness subject to Section 4.7, and (z) the Investment in the form of the loan is a “Permitted Investment” (other than pursuant to clause (c) of the definition thereof) or is otherwise not prohibited at the time of incurrence by Section 4.9;

(e)                                  Interest Swap and Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, for the purpose of fixing or hedging interest rate, currency or commodity price risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness or other obligations to which such Interest Swap and Hedging Obligation relates;

(f)                                    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(g)                                 the Issuers’ incurrence or the incurrence by any Subsidiary of (i) Purchase Money Indebtedness or Capitalized Lease Obligations or (ii) additional Indebtedness under the Existing Credit Agreement if, immediately prior to such incurrence, the then outstanding Indebtedness under such Credit Agreement was considered (by the designation or redesignation then in effect) to have been incurred pursuant to Section 4.7(b)(i) or clause (h) of the definition of “Permitted Indebtedness”; provided that the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this clause (g) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) does not exceed $5,000,000; and provided, further, that the aggregate amount of Indebtedness pursuant to the Existing Credit Agreement permitted to be incurred pursuant to this clause (g) shall be reduced by the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 or (2) assumed by a transferee in an Asset Sale; and

(h)                                 if no Event of Default shall have occurred and be continuing, the Issuers’ incurrence or the incurrence by any Subsidiary of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (h) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $5,000,000; provided that such Indebtedness may be Indebtedness incurred under any Credit Agreement only if, immediately prior to such incurrence, the then outstanding Indebtedness under such Credit Agreement was considered (by the designation or redesignation then in effect) to have been incurred pursuant to Section 4.7(b)(i) or clause (g)(ii) of the definition of “Permitted Indebtedness”; and provided, further, that the aggregate amount of Indebtedness pursuant to such Credit Agreement permitted to be incurred pursuant to this clause (h) shall be reduced by the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 or (2) assumed by a transferee in an Asset Sale.

“Permitted Investment” means:

(a)                                  any Investment in any of the Notes or the Additional Notes;

(b)                                 any Investment in cash or Cash Equivalents;

(c)                                  intercompany notes to the extent permitted under clause (d) of the definition of “Permitted Indebtedness”;

(d)                                 any Investment by Holding or any Subsidiary in a Person in a Related Business if as a result of such Investment such Person becomes a Subsidiary or such Person is merged with or into Holding;

(e)                                  Investments in existence on the Issue Date;

(f)                                    loans or advances to employees, directors and officers of Holding, any Subsidiary or any direct holding company of Holding in the ordinary course of business for bona fide business purposes, in an aggregate amount not to exceed $500,000 outstanding at any one time;

(g)                                 Investments in securities of trade creditors or customers of Holding or its Subsidiaries received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)                                 an Investment in Holding or in a Subsidiary of Holding, provided that any Indebtedness evidencing such Investment is unsecured and, in the case such Investment is made by Holding, contractually subordinated in all respects to Holding’s obligations under the Notes;

(i)                                     Interest Swap and Hedging Obligations of the types permitted to be incurred under clause (e) of the definition of “Permitted Indebtedness”;

(j)                                     any Investment in any Person (including the acquisition of Indebtedness) in exchange for Qualified Capital Stock of Holding or the Net Cash Proceeds of any substantially concurrent sale of Qualified Capital Stock of Holding;

(k)                                  other Investments in any Person or Persons, provided that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (k) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to Holding or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (k)) in such Person or Persons at any time does not in the aggregate exceed $5,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable); and

(l)                                     any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13.

“Permitted Liens” means:

(a)                                  Liens existing on the Issue Date;

(b)                                 Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Holding in accordance with GAAP;

(c)                                  statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Holding in accordance with GAAP;

(d)                                 Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                                  Liens arising by operation of law in connection with a judgment, decree or order, only to the extent, for an amount and for a period not resulting in an Event of Default;

(f)                                    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(g)                                 Liens securing the Notes;

(h)                                 Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into Holding or a Subsidiary or any Lien securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

(i)                                     Liens arising from Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (g)(i) of the definition of “Permitted Indebtedness”; provided such Liens relate solely to the property which is subject to such Indebtedness;

(j)                                     leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holding or any of its Subsidiaries or materially detracting from the value of the relative assets of Holding or any Subsidiary;

(k)                                  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holding or any of its Subsidiaries in the ordinary course of business;

(l)                                     Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

(m)                               Liens securing Indebtedness incurred under any Credit Agreement in accordance with Section 4.7(b) and clauses (g)(ii) and (h) of the definition of “Permitted Indebtedness”;

(n)                                 easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, individually or in the aggregate, do not materially detract from the value of the property subject thereto (as such property is used by Holding or any of its Subsidiaries) and do not interfere in any material respect with the ordinary conduct of the business of Holding or any of its Subsidiaries;

(o)                                 Liens in favor of Holding, which are assigned to the Trustee for the Notes, as applicable;

(p)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(q)                                 Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r)                                    Liens incurred in the ordinary course of business securing Interest Swap and Hedging Obligations that are otherwise permitted to be incurred under clause (e) of the definition of “Permitted Indebtedness”;

(s)                                  Liens upon appropriate amounts established by Holding or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with an Asset Sale and retained by Holding or any Subsidiary, as the case may be, after such Asset Sale; and

(t)                                    Liens securing Indebtedness of Holding or any Subsidiary (other than Indebtedness incurred under any Credit Agreement and other than Purchase Money Indebtedness or Capitalized Lease Obligations) in addition to the Liens described in clauses (a) through (s) above, so long as the aggregate principal amount of Indebtedness secured by

Liens incurred pursuant to this clause (t) does not exceed $3,000,000 at any one time outstanding.

“Person” or “person” means any individual, corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

 “Preferred Stock” means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

“Principal” means The Veritas Capital Fund II, L.P.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(i)(A) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Pro Forma” or “pro forma” shall have the meaning set forth in Regulation S-X under the Securities Act, unless otherwise specifically stated herein.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including, in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after-acquired real or personal tangible property which, in the reasonable good faith judgment of Holding’s Board of Directors, is directly related to a Related Business of Holding or any of its Subsidiaries and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Equity Offering” means (i) an underwritten public offering or (ii) a private offering placed through one or more securities firms that is comparable to a public offering except that it is not registered with the Commission, in each case of Qualified Capital Stock of Holding or Qualified Capital Stock of any direct holding company of Holding (to the extent that the Net Cash Proceeds thereof have been contributed by such holding company to Holding).

“Qualified Exchange” means:

(1)                                  any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Holding issued on or after the Issue Date with the Net Cash Proceeds received by Holding from the substantially concurrent sale of its

Qualified Capital Stock or the Qualified Capital Stock of its direct holding company (other than to a Subsidiary); or

(2)                                  any issuance of Qualified Capital Stock of Holding or a direct holding company of Holding in exchange for any Capital Stock or Indebtedness of Holding issued on or after the Issue Date.

“Recourse Indebtedness” means Indebtedness (a) as to which Holding or one of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of Holding or any of its Subsidiaries (other than the Notes) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

“Refinancing Indebtedness” means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a “Refinancing”), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the other parties named on the signature pages thereof, and any substantially identical registration rights agreement with respect to any Additional Notes, as the context requires, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

“Related Business” means the business conducted (or proposed to be conducted) by Holding and its Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of Holding’s Board of Directors are materially related businesses.

“Related Parties” means, with respect to the Principal, any Person who controls, is controlled by or is under common control with the Principal; provided that for purposes of this definition “control” means the beneficial ownership of more than 80% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

“Restricted Payment” means, with respect to any Person:

(a)                                  the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

(b)                                 any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

(c)                                  other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of, any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

(d)                                 any Restricted Investment by such Person;

provided, however, that the term “Restricted Payment” does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Capital Stock of such Issuer, or (2) any dividend, distribution or other payment to the Issuers by any of Holding’s Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” shall have the meaning set forth in Regulation S-X under the Securities Act, as in effect on the Issue Date.

“Signing Officers” means the President, Chief Executive Officer and Chief Operating Officer of the Issuers.

“Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors.

“Stated Maturity,” when used with respect to any Note, means August 15, 2011.

“Subordinated Indebtedness” means Indebtedness of Holding that is contractually subordinated to the Notes in any respect.

“Subsidiary,” with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest.  Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Holding or of any Subsidiary of Holding for any purpose under this Indenture (including the definitions herein).  Unless the context requires otherwise, “Subsidiary” means each direct and indirect Subsidiary of Holding.

“The Wornick Company” means The Wornick Company, a Delaware corporation, and its successors and assignees.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to August 15, 2008; provided, however, that if the period from such redemption date to August 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Subsidiary” means:

(1)                                  any subsidiary of Holding that, at or prior to the time of determination, shall have been designated by the Issuers’ Board of Directors as an Unrestricted Subsidiary; provided that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with Holding or any Subsidiary of Holding unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holding or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holding; (c) is a Person with respect to which neither Holding nor any of their Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Issuers or any other Subsidiary of Holding, and

(2)                                  any subsidiary of an Unrestricted Subsidiary.

The Issuers’ Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Issuers could incur at least $1.00 of Indebtedness pursuant to the Section 4.7 hereof.  Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally

“Wholly Owned Subsidiary” means a Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) are owned by Holding or one or more Wholly Owned Subsidiaries of Holding or a combination thereof.

“Working Capital” means, with respect to any Person as of any date of determination, the difference determined by subtracting (a) current liabilities (excluding the current portion of long-term debt) of such Person and its Subsidiaries as of such date from (b) current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries as of such date.

“Wornick Guarantors” means the Subsidiaries of The Wornick Company that have guaranteed the Wornick Notes pursuant to the terms of the Wornick Indenture and each other Subsidiary of The Wornick Company that thereafter guarantees the Wornick Notes pursuant to the terms of the Wornick Indenture.

“Wornick Indenture” means the Indenture dated as of June 30, 2004 among The Wornick Company, the Wornick Guarantors and U.S. Bank National Association, as trustee, together with the related collateral agreements, pledge agreements, security agreements and related agreements and documents.

“Wornick Notes” means the 10 7/8% Senior Secured Notes Due 2011 of The Wornick Company issued pursuant to the Wornick Indenture.

SECTION 1.2                                                  Other Definitions.

Term	Defined in Section

“390-Day Period”	4.13
“Acceleration Notice”	6.1
“Affiliate Transaction”	4.12
“Asset Sale”	4.13
“Asset Sale Amount”	4.13
“Asset Sale Notice”	4.13
“Asset Sale Offer”	4.13
“Asset Sale Offer Amount”	4.13
“Asset Sale Offer Price”	4.13

Term	Defined in Section

“Asset Sale Purchase Date”	4.13
“Authentication Order”	2.2
“Change of Control Notice”	4.14
“Change of Control Offer”	4.14
“Change of Control Purchase Date”	4.14
“Change of Control Purchase Price”	4.14
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.12
“DTC”	2.3
“Event of Default”	6.1
“Excess Proceeds”	4.13
“incur” or “incurrence”	4.7
“Incurrence Date”	4.7
“Investment Company Act”	4.16
“Issuers”	Preamble
“Legal Defeasance”	8.2
“Notes”	Preamble
“Paying Agent”	2.3
“Refinancing”	Definition of Permitted Refinancing Indebtedness
“Registrar”	2.3
“Redemption Date”	3.8
“Series A Notes”	Preamble
“Series B Notes”	Preamble
“Transaction Date”	Definition of Consolidated Coverage Ratio

SECTION 1.3                                                  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4                                                  Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

SECTION 2.1                                                  Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto; provided that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement.

The Notes may have notations, legends or endorsements required by law, stock exchange rule, depository rule or usage.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples of $1,000; provided, however, that any Additional Notes issued in payment of interest or Liquidated Damages will be issued in denominations of $1.00 and integral multiples of $1.00.  Payments to be made in the form of Additional Notes issued in payment of Interest or Liquidated Damages shall be rounded to the nearest dollar.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company and registered in the name of the Depositary or the nominee of the Depositary.  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be (i) reduced or increased, as appropriate, to reflect exchanges and redemptions and (ii) increased to reflect Additional Notes issued in payment of interest or Liquidate Damages.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

SECTION 2.2                                                  Execution and Authentication.

Two Officers of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature.  In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of each of the Issuers signed by an Officer (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $26,000,000 in aggregate principal amount; provided further that the Additional Notes authenticated for issuance following the Issue Date shall not exceed the Interest and Liquidated

Damages paid by issuance thereof pursuant to Section 2.14 hereof.  The Authentication Order shall set forth the amount of the Notes to be authenticated, the names in which the Notes are to be registered and where the Notes are to be delivered.  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.3                                                  Registrar, Paying Agent and Depositary.

The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, which shall initially be U.S. Bank National Association located at 100 Wall Street, Suite 1600, New York, NY 10005, where (i) Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.  The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4                                                  Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or Interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or one of their Subsidiaries) shall have no further liability for the money.  If an Issuer or one of their Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to such Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                                                  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish, or shall cause the Registrar (if other than the Issuers or one of their Subsidiaries) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.6                                                  Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes, or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, and in either case, the Issuers fail to appoint a successor Depositary within 90 days of such notice from the Depositary (ii) the Issuer, in the Issuer’s sole discretion, determines that the Global Notes (in whole but not in part should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Issuers and the Issuers’ counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph

(1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Issuers or the Trustee may request an Opinion of Counsel.

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant, in each case, given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant, in each case, given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Issuers or the Issuers’ counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

(C)           if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes.  Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(E)           if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(4)           Transfer or Exchange of Reg S Temporary Global Notes.  Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Issuers, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.  Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d).  Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes.  The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h) hereof.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D)          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  The Trustee shall cancel any such Definitive Notes so surrendered, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued pursuant to this Section 2.6(e) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)          if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)          the Registrar receives the following:  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel delivered to the Trustee as to the matters set forth in paragraphs (1) and (2) below of this Section 2.6(f) and such other matters customarily covered in connection with an exchange offer as the Trustee may reasonably request, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(e)(2) and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(c)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

The Opinion of Counsel for the Issuers referenced above shall state that the issuance and sale of the Exchange Notes by the Issuers has been duly authorized and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Exchange Notes shall be entitled to the benefits of this Indenture and shall be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE

PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE

TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)          Reg S Temporary Global Note Legend.  To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.6, 4.13, 4.14 or 4.21 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto.  The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7                                                  Replacement Notes.

If any mutilated Note is surrendered to the Trustee or any Issuer or if the Trustee or any Issuer receives evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an affidavit of lost certificate and/or an indemnity bond or other indemnity must be supplied by the requesting Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note, including reasonable fees and expenses of their counsel and of the Trustee and its counsel.  Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.8                                                  Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at the Issuers’ direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.  If a Note is replaced pursuant to Section 2.7 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and Interest on it ceases to accrue.  If the Paying Agent (other than an Issuer, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue Interest.

SECTION 2.9                                                  Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10                                            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.  Until such exchange, holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                                            Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than an Issuer, a subsidiary or an Affiliate thereof), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act) or shall return all cancelled Notes to the Issuers upon their request.  Subject to Section 2.7, the Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12                                            Defaulted Interest.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted Interest at the rate and in the manner provided in Section 4.1 hereof and in the Note

(herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)           The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment.  The Paying Agent shall promptly notify the Issuers and the Trustee of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13                                            CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14                                            Issuance of Additional Notes as Payment of Interest or Liquidated Damages.

The Issuers shall be entitled, subject to Section 4.7 hereof and applicable law, to issue Additional Notes under this Indenture from time to time solely in payment of Interest (in accordance with the terms of the Notes) and Liquidated Damages (in accordance with the terms of the Registration Rights Agreement).  Such Additional Notes shall have identical terms as the Notes issued on the Issue Date (except that interest will begin to accrue from the date the Additional Notes are issued rather than on the Issue Date).  The Notes issued on the Issue Date and any Additional Notes issued as payment of Interest or Liquidated Damages shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes issued as payment of Interest or Liquidated Damages, the Issuers shall deliver to the Trustee and the Paying Agent:

(1)           no later than the Record Date for the relevant Interest Payment Date, a written notice setting forth the extent to which such interest payment will be made in the form of cash, if an election is made to pay in cash, and if no such election is made, such interest payment shall otherwise be payable in Additional Notes; and

(2)           no later than two Business Days prior to the relevant Interest Payment Date, (i) with respect to the Notes that are Definitive Notes, the required amount of additional Definitive Notes and an Authentication Order directing the Trustee to authenticate and deliver such additional Definitive Notes to the registered Holder of the Definitive Notes or (ii) with respect to Notes that are Global Notes, an order to increase the principal amount of such Global Notes by the relevant amount (or, if necessary, to authenticate a new Global Note executed by the Issuers with such increased principal amounts).

Any Additional Notes issued as payment of Interest or Liquidated Damages shall, after being executed and authenticated pursuant to Section 2.2, be (i) with respect to Definitive Notes, mailed to the person entitled thereto as shown on the register for the Definitive Notes as of the relevant Record Date or (ii) with respect to Global Notes, deposited into the account specified by the Holder or Holders thereof as of the relevant Record Date or otherwise according to the procedures of the Depositary.  Alternatively, the Issuers may direct the Paying Agent to make the appropriate amendments to the schedule of principal amounts of the relevant Notes outstanding and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant Record Date.  Payment shall be made in such form and upon such terms as specified herein and the Issuers shall and Paying Agent may take additional steps as is necessary to effect such payment.

ARTICLE III

REDEMPTION

SECTION 3.1                                                  Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a Redemption Date, an Officers’ Certificate stating that such redemption is being made pursuant to Section 3.7 and setting forth (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.2                                                  Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that Notes in denominations of $1,000 or less may not be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3                                                  Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Trustee shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuers default in making such redemption payment, Interest (and Liquidated Damages, if any) on Notes or portions thereof called for redemption ceases to accrue on and after the Redemption Date;

(g)           the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4                                                  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.  A notice of redemption may not be conditional.  If mailed in the manner provided for in Section 3.4, the notice of redemption shall be conclusively presumed to have been given whether or not the Holder receives such notice.  Failure to give such notice or any defect in the notice to any Holder shall not affect the validity of the notice or the redemption.

SECTION 3.5                                                  Deposit of Redemption Price.

On the Business Day immediately prior to the Redemption Date, the Issuers shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price on all Notes to be redeemed on that date calculated in accordance with the terms of this Indenture, which redemption price includes but is not limited to, principal, premium, if any, of and accrued and unpaid Interest (and Liquidated Damages, if any) on all such Notes.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid Interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date, Interest (and Liquidated Damages, if any) shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid Interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

If the Redemption Date hereunder is on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

SECTION 3.6                                                  Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7                                                  Optional Redemption.

(a)           At any time prior to August 15, 2008, the Issuers may redeem the Notes for cash at the Issuers’ option, in whole or in part, upon not less than 30 days’ nor more than 60 days’ notice to each Holder at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid Interest (and Liquidated Damages, if any) to, the applicable Redemption Date.

At any time on or after August 15, 2008, the Issuers may redeem the Notes for cash at the Issuers’ option, in whole or in part, upon not less than 30 days’ nor more than 60 days’ notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of redemption of the Notes (the “Redemption Date”):

Year	Percentage

2008	106.938%
2009	103.469%
2010 and thereafter	100%

(b)           At any time on or prior to August 15, 2007, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture may be redeemed at the Issuers’ option within 90 days of such Qualified Equity Offering on not less than 30 days’, but not more than 60 days’ notice to each Holder, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 113.875% of the principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding.

(c)           Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

SECTION 3.8                                                  No Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for any offer to repurchase Notes that the Issuers are required to make in accordance with the provisions of Sections 4.13 and 4.14 below).  The Notes shall not have the benefit of any sinking fund.

ARTICLE IV

COVENANTS

SECTION 4.1                                                  Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and Interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest (and Liquidated Damages, if any) then due and if the Paying Agent is not prohibited from paying such money to the Holders by this Indenture.  The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

During the continuation of an Event of Default, the Issuers shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) (a) on outstanding principal and premium, if any, on the Notes in each case, whether or not overdue, on demand at the rate set forth in the Notes, and (b) on overdue installments of Interest (and Liquidated Damages, if any) on the Notes, without regard to any applicable grace period, on demand at the rate set forth in the Notes.

SECTION 4.2                                                  Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Issuers of the Issuers’ obligation to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

SECTION 4.3                                                  Commission Reports and Reports to Holders.

Whether or not the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuers shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Issuers by the Initial Purchaser, within 5 days after the Issuers are or would have been (if they were subject to such reporting obligations) required to file such with the Commission, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the Commission on Forms 10-K and 10-Q if the Issuers were required to file such Forms, including in each case, together with a Management’s Discussion and Analysis of Financial Condition and Results of Operations which would be so required, and including, with respect to annual information only, a report thereon by the Issuers’ certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Issuers were required to file such report.  Within a reasonable period of time after delivering such annual and quarterly reports, the Issuers will use their reasonable best efforts to hold an earnings conference call to discuss the financial information contained therein, unless the Issuers would be prohibited by law from doing so.  From and after the consummation of the Exchange Offer, unless the Commission will not accept such reports, the Issuers will file with the Commission the annual, quarterly and other reports which the Issuers are required to file with the Commission.

SECTION 4.4                                                  Compliance Certificate.

(a)           The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the Signing Officers with a view to determining whether the Issuers and their Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and their Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.  The Issuers shall provide the Trustee with timely written notice of any change in the Issuers’ fiscal year end, which is currently December 31.

(b)           The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.5                                                  Taxes.

The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuers to satisfy their obligations under the Notes, this Indenture and the Registration Rights Agreement.

SECTION 4.6                                                  Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7                                                  Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

(a)           Except as set forth in this Section 4.7, the Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the foregoing, the Issuers and their Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness) if:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of such Indebtedness and

(2)           on the date of such incurrence (the “Incurrence Date”), the Consolidated Coverage Ratio of Holding and its Subsidiaries for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 1.8 to 1.0.

(b)           The foregoing limitations of Section 4.7(a) will not prohibit the incurrence by The Wornick Company and its Subsidiaries of Indebtedness pursuant to any Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this Section 4.7(b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to the greater of (i) $15,000,000, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 or (2) assumed by a transferee in an Asset Sale, and (ii) the sum of (x) 85% of the net book value of accounts receivable of The Wornick Company and its Subsidiaries, and (y) 65% of the net book value of inventory of The Wornick Company and its Subsidiaries, in the case of each of clauses (ii)(x) and (y), determined in accordance with GAAP, and including accounts receivable and inventory acquired with the proceeds of the substantially concurrent incurrence of Indebtedness under any Credit Agreement.

(c)           Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Subsidiaries (including upon designation of any Person as a Subsidiary) or is merged with or into or consolidated with the Issuers or one of their Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Subsidiaries or is merged with or into or consolidated with the Issuers or one of their Subsidiaries, as applicable.

(d)                                 Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee by the Issuers or one of their Subsidiaries of the Issuers’ Indebtedness or of the Indebtedness of one of their Subsidiaries incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred shall not constitute a separate incurrence, or amount outstanding, of Indebtedness.  Upon each incurrence of Indebtedness, (i) the Issuers may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred (and the Issuers may later redesignate such Indebtedness), (ii) the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except that all Indebtedness initially outstanding under the Notes and this Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness.

SECTION 4.8                                                  Limitation on Liens Securing Indebtedness.

The Issuers shall not and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of the Issuers’ assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of the Issuers’ Indebtedness.

SECTION 4.9                                                  Limitation on Restricted Payments.

(a)                                  The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect on a pro forma basis to such Restricted Payment:

(1)                                  a Default or an Event of Default shall have occurred and be continuing,

(2)                                  if it is a Restricted Payment by either of the Issuers or any of their Subsidiaries if such Persons are not permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(a)(2), or

(3)                                  the aggregate amount of all Restricted Payments made by the Issuers and their Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after June 30, 2004, would exceed, without duplication, the sum of:

(A)                              50% of the Issuers’ aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on July 1, 2004, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Issuers’ consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Commission (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

(B)                                the aggregate Net Cash Proceeds received by the Issuers from a Capital Contribution or from the sale of the Issuers’ Qualified Capital Stock after the Issue Date (other than (i) to one of the Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph, (iii) used as consideration to make a Permitted Investment or (iv) issued upon the conversion or exchange of any Indebtedness of the Issuers or any of their Subsidiaries convertible or exchangeable for Qualified Capital Stock as described in paragraph (C) below), plus

(C)                                the amount by which Indebtedness of the Issuers or any of their Subsidiaries is reduced on the Issuers’ balance sheet upon the conversion or exchange (other than by one of such Subsidiaries) subsequent to the Issue Date of any Indebtedness of the Issuers or such Subsidiaries convertible or exchangeable for the Issuers’ Qualified Capital Stock (less the amount of any cash, or the fair market value of any other property, distributed by the Issuers or any such Subsidiaries upon such conversion or exchange), plus

(D)                               except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Issuers or any of their Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries of Holding (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Issuers or any of their Subsidiaries in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

(b)                                 Section 4.9(a), however, shall not prohibit:

(1)                                  so long as clause (1) of Section 4.9(a) is satisfied, (i) repurchases, redemptions or other retirements or acquisitions of Equity Interests of such holding company from the Issuers’ employees or directors (or their heirs, estates, authorized representatives or permitted transferees) or employees or directors (or their heirs, estates, authorized representatives or permitted transferees) of such holding company or the Subsidiaries, in each case, pursuant to the terms of any stockholders agreement, interest holders agreement, employment agreement, severance agreement, employee stock option agreement or similar agreement in accordance with the provisions of any such arrangement as in effect on the Issue Date or (ii) repurchases, redemptions or other retirements or acquisitions of Capital Stock from the Issuers’ employees or directors (or their heirs, estates, authorized representatives or permitted transferees) or employees or directors (or their heirs, estates, authorized representatives or permitted transferees) of the Subsidiaries upon death, disability or termination of employment, in the case of clause (i) and (ii), in an aggregate amount pursuant to this paragraph (1) to all such employees or directors (or their heirs, estates, authorized representatives or permitted transferees) not to exceed $500,000 per fiscal year on and after the Issue Date, provided that any of such permitted amount not used in a fiscal year may be carried forward to succeeding fiscal years until used, so long as for any particular fiscal year, the aggregate of such unused amounts carried forward, together with the amount available for such fiscal year, shall not exceed $1,000,000 in the aggregate,

(2)                                  so long as clause (1) of Section 4.9(a) is satisfied, payments of Management Fees,

(3)                                  any dividend, distribution or other payments by any of the Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

(4)                                  a Qualified Exchange,

(5)                                  the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

(6)                                  the payment of reasonable and customary directors fees payable to, and indemnity provided on behalf of, the Issuers’ Board of Directors and the Boards of Directors of the Subsidiaries, indemnity provided on behalf of officers and employees of the Issuers and the Subsidiaries, and customary reimbursement of travel and similar expenses incurred in the ordinary course of business, and consulting or similar fees (other than to Veritas Capital Management or its Affiliates other than the Issuers and their Subsidiaries) to the Issuers’ Board of Directors, officers or employees pursuant to, and in accordance with, agreements in effect on the Issue Date (without giving effect to any amendment or supplement thereto or modification thereof),

(7)                                  [intentionally omitted],

(8)                                  if a Change of Control has occurred and the Issuers shall have consummated the Change of Control Offer and purchased on the Change of Control Purchase Date all Notes tendered in response to the Change of Control Offer pursuant to Section 4.14, any purchase or redemption (within 60 days after the Change of Control Purchase Date) of Subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (x) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (y) the Issuers would, or in the case of a Restricted Payment by The Wornick Company, it would, be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.7 after giving pro forma effect to such Restricted Payment and (z) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Issuers or any of their Subsidiaries,

(9)                                  so long as clause (1) of Section 4.9(a) is satisfied, Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount pursuant to this clause (i) not to exceed $1,000,000 on and after the Issue Date, or

(10)                            the declaration and payment of a dividend by Holding of the net proceeds recovered by it from the sale of the Notes on the Issue Date.

(c)                                  The amounts expended pursuant to clauses (1), (5), (8) and (9) (but not pursuant to clauses (2), (3), (4), (6) and (10)) of Section 4.9(b), however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of Section 4.9(a).

(d)                                 For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the Issuers’ Board of Directors, unless stated otherwise, at the time made or returned, as applicable.  For purposes of determining compliance with this Section 4.9, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (9) of Section 4.9(b) or is entitled to be made pursuant to Section 4.9(a), the Issuers shall be permitted, in their sole discretion, to classify or reclassify such Restricted Payment in any manner that complies with this Section 4.9.

SECTION 4.10                                            Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any of the Subsidiaries (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, the Issuers or any of their Subsidiaries, except:

(1)                                  restrictions imposed by the Notes or this Indenture or by the Issuers’ other Indebtedness ranking pari passu with the Notes as applicable (provided that such restrictions are no more restrictive in any material respect than those imposed by this Indenture and the Notes),

(2)                                  restrictions imposed by applicable law, rule, regulation or order,

(3)                                  restrictions existing on the Issue Date under Existing Indebtedness,

(4)                                  restrictions under (i) any Acquired Indebtedness not incurred in violation of this Indenture or (ii) any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Issuers or any of their Subsidiaries, which restrictions in the case of both (i) and (ii) existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

(5)                                  any restriction imposed by Indebtedness incurred under any Credit Agreement pursuant to Section 4.7; provided that such restriction or requirement is no more restrictive in any material respect than that imposed by the Existing Credit Agreement as of the Issue Date,

(6)                                  restrictions with respect solely to any of the Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

(7)                                  restrictions on transfer contained in Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.7; provided that such restrictions relate only to the transfer of the property acquired with the proceeds of such Indebtedness,

(8)                                  limitations on the disposition or distribution of assets or property in joint venture agreements, co-manufacturing agreements and other similar agreements entered into in the ordinary course of business,

(9)                                  restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business, and

(10)                            in connection with and pursuant to Refinancing Indebtedness, the replacement of restrictions imposed pursuant to clause (1), (3), (4), (5) or (7) of this Section 4.10 or this clause (10) that are not more restrictive in any material respect as determined by Holding’s Board of Directors in its reasonable good faith judgment than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

Notwithstanding the foregoing, (a) there may exist customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION 4.11                                            [Reserved]

SECTION 4.12                                            Limitation on Transactions with Affiliates.

The Issuers shall not, and shall not permit any of their Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

(1)                                  unless it is determined that the terms of such Affiliate Transaction(s) are fair and reasonable to the Issuers, and no less favorable to the Issuers than could have been obtained in an arm’s length transaction with a non-Affiliate,

(2)                                  if involving consideration to either party of $1,000,000 or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Issuers’ Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and

(3)                                  if involving consideration to either party of $5,000,000 or more (or $1,000,000 or more if no members of Holding’s Board of Directors are disinterested in such transaction) unless, in addition to the requirements set forth in clauses (1) and (2) above, the Issuers, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction(s) to the Issuers from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

Notwithstanding the foregoing, nothing in this Section 4.12 shall limit transactions between The Wornick Company and any of its Wholly Owned Subsidiaries or among the Wholly Owned Subsidiaries.

SECTION 4.13                                            Limitation on Sale of Assets and Subsidiary Stock.

(a)                                  The Issuers shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any property, business or assets, including by merger or consolidation (in the case of one of the Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Subsidiaries, whether by the Issuers or one of their Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an “Asset Sale”) unless:

(1)                                  at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents,

(2)                                  with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate fair market value in excess of $2,000,000, management determines in reasonable good faith that the Issuers shall receive or such Subsidiary shall receive, as applicable, fair market value for such Asset Sale, and

(3)                                  with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate fair market value in excess of $5,000,000, the Issuers’ Board of Directors determines in reasonable good faith that the Issuers will receive or such Subsidiary will receive, as applicable, fair market value for such Asset Sale.

For purposes of clause (1) of this Section 4.13(a), the following shall be deemed to constitute cash or Cash Equivalents:  (a) the amount of any Indebtedness or other liabilities of the Issuers or such Subsidiary (other than Indebtedness or liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of their Subsidiaries with respect to such liabilities and (b) fair market value of any marketable securities, currencies, notes or other obligations received by either Issuer or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 90 days after the consummation of such Asset Sale, provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

(b)                                 Within 390 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”) shall be:

(1)                                  (i) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) used to retire and permanently reduce Indebtedness incurred under any Credit Agreement or the Wornick Notes; provided that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or

(2)                                  invested in assets or property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business which immediately following such acquisition becomes a Subsidiary of Holding) which in the reasonable good faith judgment of the Issuers’ Board of Directors will immediately constitute or be a part of a Related Business of Holding or such Subsidiary (if it continues to be a Subsidiary of Holding) immediately following such transaction; or

(3)                                  any combination of (1) or (2).

(c)                                  All Net Cash Proceeds from an Event of Loss shall be used as follows:  (x) first, the Issuers shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets; and (y) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (x) all such remaining Net Cash Proceeds shall be reinvested or used as provided in clause (1), (2) or (3) of Section 4.13(b).

(d)                                 The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clause (1), (2) or (3) of Section 4.13(b) and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clause (x) or (y) of Section 4.13(c) shall constitute “Excess Proceeds.”  Pending the final application of any Net Cash Proceeds, Holding or one of its Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by this Indenture; provided, however, that the Issuers may not use the Net Cash Proceeds to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or to make Permitted Investments pursuant to clause (a) of the definition thereof.

(e)                                  When the Excess Proceeds equal or exceed $5,000,000, the Issuers shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro-rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”) together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of payment.  In order to effect the Asset Sale Offer, the Issuers shall promptly after expiration of the 390-day period following the Asset Sale that produced such Excess Proceeds mail to each Holder of Notes notice of the Asset Sale Offer (the “Asset Sale Notice”), offering to purchase the Notes on a date (the “Asset Sale Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed.

On the Asset Sale Purchase Date, the Issuers shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) to the purchase of all Indebtedness properly tendered in accordance with the provisions of this Section 4.13 (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of payment; provided, however, if on the Asset Sale Purchase Date, The Wornick Company is not able to make a Restricted Payment under the Wornick Indenture in an amount equal to the Asset Sale Offer Amount required to be used hereunder to make an Asset Sale Offer, then the Issuers shall apply an amount equal to the maximum Restricted Payment amount that may be made by The Wornick Company under the Wornick Indenture on such date ratably to the Indebtedness properly tendered pursuant to this Section 4.13.  To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds as otherwise permitted by this Indenture.  Following the consummation of each Asset Sale Offer in accordance with the provisions of this Section 4.13, the Excess Proceeds amount shall be reset to zero.

(f)                                    Notwithstanding, and without complying with, the provisions of this Section 4.13:

(1)                                  the Issuers may and their Subsidiaries may, in the ordinary course of business, (x) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business, (y) liquidate Cash Equivalents and (z) discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise thereof;

(2)                                  the Issuers may and their Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V;

(3)                                  the Issuers may and their Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Issuers’ business or the business of such Subsidiary, as applicable;

(4)                                  the Issuers and their Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuers or to any of their Subsidiaries;

(5)                                  the Issuers may and their Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture;

(6)                                  the Issuers may and their Subsidiaries may exchange any property or assets for property or assets of the type set forth in Section 4.13(b)(2);

(7)                                  the Issuers’ Subsidiaries may issue Equity Interests to the Issuers, to The Wornick Company or to any Subsidiary of The Wornick Company;

(8)                                  the Issuers may and their Subsidiaries may make Permitted Investments pursuant to clauses (d) and (k) in the definition thereof and Restricted Investments that are not prohibited by Section 4.9;

(9)                                  the Issuers may and their Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets with a fair market value (or that result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (9) exceed $5,000,000; and

(10)                            the Issuers may and their Subsidiaries may grant Permitted Liens.

Notwithstanding anything to the contrary set forth in this Indenture, Holding shall not be permitted to sell, assign, transfer or otherwise convey any of its Equity Interests in The Wornick Company, including by consolidation with or merger with or into another Person.

All Net Cash Proceeds from an Event of Loss shall be reinvested or used as otherwise provided above in clause (1), (2) or (3) of Section 4.13(b).

(g)                                 Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuers’ compliance or the compliance of any of their Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuers’ obligations under this Section 4.13.

(h)                                 If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(i)                                     The Trustee shall be entitled to receive in connection with an Asset Sale such documents, if any, required by the TIA.

SECTION 4.14                                            Repurchase of Notes at the Option of the Holder upon a Change of Control.

(a)                                  In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuers (the “Change of Control Offer”), to require the Issuers to repurchase, all or any part of such Holder’s Notes (provided that, with respect to a partial repurchase the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the “Change of Control Purchase Date”) that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date.

The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for at least 30 days following its commencement (the “Change of Control Offer Period”).  On the Change of Control Purchase Date, to the extent lawful, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

(b)                                 On or before the Change of Control Purchase Date, the Issuers shall:

(1)                                  accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)                                  deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date of all Notes so tendered, and

(3)                                  deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuers.

The Paying Agent promptly shall pay each Holder of Notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date, and the Trustee promptly shall authenticate and deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted shall be delivered promptly by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above requiring the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(c)                                  The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(d)                                 Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers’ compliance or the compliance by any of their Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuers’ obligations under this Section 4.14.

(e)                                  If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

SECTION 4.15                                            [Reserved]

SECTION 4.16                                            Limitation on Status as Investment Company.

The Issuers and their Subsidiaries shall be prohibited from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.17                                            Maintenance of Properties and Insurance.

The Issuers shall cause all material properties used or useful to the conduct of their business and the business of each of the Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) in all material respects and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.17 shall prevent the Issuers or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of the Issuers, desirable in the conduct of the business of such entity and (b) not otherwise prohibited by this Indenture.

The Issuers will cause their Subsidiaries to maintain, with financially sound and reputable companies, insurance policies (i) insuring their inventory and equipment against loss by fire, explosion, theft and such other casualties that in the reasonable, good faith opinion of such Subsidiaries is adequate and appropriate for the conduct of the business of such Subsidiaries and (ii) insuring such Subsidiaries against liability for personal injury and property damage relating to such inventory and equipment, such policies to be in such amounts and covering such risks as is commercially reasonable and prudent with respect to the business and properties of such Subsidiaries and that are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Subsidiaries operate.

SECTION 4.18                                            Corporate Existence.

Subject to Article V hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and each of their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Issuers’ Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and each of their Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuers to satisfy their obligations under the Notes and this Indenture.

SECTION 4.19                                            Limitation on Lines of Business.

The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Issuers’ Board of Directors, is a Related Business.

TWC Holding Corp. will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to Holding, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness incurred by Holding, including the Notes and the exchange notes, if any, that is permitted to be incurred by Holding under Section 4.7 and activities incidental thereto.  For so long as Holding or any successor obligor under the Notes is a limited liability company, partnership or trust, there shall be a co-issuer of the Notes that is a Wholly Owned Subsidiary of Holding and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

SECTION 4.20                                            Rule 144A Information.

For so long as the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuers are not subject to the informational requirements of the Exchange Act, the Issuers shall furnish to the Holders or beneficial holders of Notes, upon their request, and to prospective purchasers thereof designated by such Holders or beneficial holders of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.21                                            Repurchase of Notes at the Option of the Holder From Excess Cash Flow.

Within 180 days after the end of each fiscal year, the Issuers shall make an offer to all Holders (the “Excess Cash Flow Offer”) to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 with an amount equal to 50% of The Wornick Company’s Excess Cash Flow from such fiscal year (measured from July 1, 2004 in the case of the fiscal year in which the Issue Date occurs) less an amount equal to the aggregate principal amount of Wornick Notes purchased pursuant to the most recently completed Excess Cash Flow Offer under the Wornick Indenture (the “Excess Cash Flow Offer Amount”), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased (the “Excess Cash Flow Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer; provided, however, that the Excess Cash Flow Offer Amount for a fiscal year shall be reduced by the aggregate principal amount of Notes and Wornick Notes purchased by the Issuers and their

Subsidiaries in the open market during such fiscal year and during the period prior to the date of such Excess Cash Flow Offer, but only to the extent that such principal amount was not taken into account in reducing the Excess Cash Flow Offer Amount for any prior periods.

In order to effect the Excess Cash Flow Offer, the Issuer shall promptly mail to each Holder of Notes notice of the Excess Cash Flow Offer (the “Excess Cash Flow Notice”) offering to purchase the Notes on a date (the “Excess Cash Flow Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Excess Cash Flow Notice is mailed. The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement.

On the Excess Cash Flow Purchase Date, the Issuer shall apply the Excess Cash Flow Offer Amount to the purchase of all Notes properly tendered pursuant to an Excess Cash Flow Offer (on a pro rata basis if the Excess Cash Flow Offer Amount is insufficient to purchase all Notes so tendered) at the Excess Cash Flow Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of payment; provided, however if on the Excess Cash Flow Purchase Date The Wornick Company is not able to make a Restricted Payment under the Wornick Indenture in an amount equal to the Excess Cash Flow Offer Amount required to be used hereunder to make an Excess Cash Flow Offer, then the Issuers shall apply an amount equal to the maximum Restricted Payment amount that may be made by The Wornick Company under the Wornick Indenture on such date ratably to the Notes properly tendered.  To the extent that the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Issuer may use any remaining Excess Cash Flow Offer Amount as otherwise permitted by this Indenture.

Any Excess Cash Flow Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.21, the Issuer’s compliance or the compliance of any of the Subsidiaries with such laws and regulations will not in and of itself cause a breach of the Issuer’s obligations under this Section 4.21.

ARTICLE V

SUCCESSORS

SECTION 5.1                                                  Limitation on Merger, Sale or Consolidation.

Neither Holding nor The Wornick Company will consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of their assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1)                                  either (a) Holding or The Wornick Company, as the case may be, is the surviving Person or (b) in the case of Holding, the resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of Holding’s Obligations in connection with the Notes and this Indenture;

(2)                                  no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

(3)                                  unless such transaction is (i) the consolidation or merger of Holding or The Wornick Company, as the case may be, and one of Holding’s previously existing Wholly Owned Subsidiaries or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holding or The Wornick Company, as the case may be, to a Wholly Owned Subsidiary of Holding or The Wornick Company, as the case may be, (ii) not for the purpose of evading this provision and not in connection with any other transaction and (iii) otherwise complies with this Indenture (including, without limitation, Section 4.13 (notwithstanding clause (2) of Section 4.13(f))), immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the resulting, surviving or transferee Person is at least equal to the Consolidated Net Worth of Holding immediately prior to such transaction; and

(4)                                  unless such transaction is (i) the consolidation or merger of Holding or The Wornick Company, as the case may be, and one of Holding’s previously existing Wholly Owned Subsidiaries or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holding or The Wornick Company, as the case may be, to a Wholly Owned Subsidiary of Holding or The Wornick Company, as the case may be, (ii) not for the purpose of evading this provision and not in connection with any other transaction and (iii) otherwise complies with this Indenture (including, without limitation, Section 4.13 (notwithstanding clause (2) of Section 4.13(f))), immediately after giving effect to such transaction on a pro forma basis, the resulting, surviving or transferee Person would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(a)(2)(A).

SECTION 5.2                                                  Successor Corporation Substituted.

In the event of any transaction (other than a lease or transfer of less than all of Holding’s assets) in accordance with the foregoing in which Holding is not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, Holding under this Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as Holding.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of the Subsidiaries, an

Issuer’s interest in which constitutes all or substantially all of such Issuer’s properties and assets, shall be deemed to be the transfer of all or substantially all of such Issuer’s properties and assets.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1                                                  Events of Default.

“Event of Default,” wherever used herein, means any of the following events:

(1)                                  the Issuers’ failure to pay any installment of Interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

(2)                                  the Issuers’ failure to pay all or any part of the principal of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Purchase Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer, as applicable,

(3)                                  the Issuers’ failure or the failure by any of their Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture (excluding the covenant set forth in the next to last sentence of Section 4.3) and, except for the provisions under Sections 4.13, 4.14, 4.21 and 5.1, the continuance of such failure for a period of 30 days after the earlier of the Issuers’ receipt of written notice of such Default from the Trustee or from the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

(4)                                  a default occurs in the Issuers’ Indebtedness or the Indebtedness of any of their Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (a) resulting from the failure to pay (i) principal of such Indebtedness when due or (ii) interest on such Indebtedness more than 30 days after the due date therefore, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity.

(5)                                  final, non-appealable unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Issuers or any of their Subsidiaries and not stayed, bonded or discharged within 60 days,

(6)                                  a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuers or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuers or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuers or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuers or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days,

(7)                                  the Issuers or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuers or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuers or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors, or

If a Default occurs and is continuing, the Trustee shall, within 30 days after the occurrence of such Default, give to the Holders notice of such Default.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (6) or (7) above relating to the Issuers or any of the Issuers’ Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to Issuers (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal thereof and all premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) thereon to be due and payable immediately.  If an Event of Default specified in clause (6) or (7) above, relating to the Issuers or any of the Issuers’ Significant Subsidiaries occurs, all principal thereof and all premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.  The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default (other than the non-payment of the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes which have become due solely by such acceleration) have been cured or waived.

In the event of an acceleration declaration of the Notes because an Event of Default described in clause (4)(a)(ii) has occurred and is continuing, the acceleration declaration shall be automatically annulled if the payment default triggering such Event of Default pursuant to clause (4)(a)(ii) shall be remedied or cured by The Wornick Company or any of its Subsidiaries within 60 days after the acceleration declaration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.2                                                  Acceleration.

(a)                                  If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1 that occurs with respect to the Issuers or any of their Significant Subsidiaries) occurs and is continuing under this Indenture, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) on the Notes to be due and payable immediately.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) shall be immediately due and payable.  If an Event of Default specified in clause (6) or (7) of Section 6.1, relating to the Issuers or any of their Significant Subsidiaries occurs, all principal and accrued and unpaid Interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

(b)                                 At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration and its consequences if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

(c)                                  No such waiver shall cure or waive any subsequent Default or impair any right consequent thereon.

SECTION 6.3                                                  Other Remedies.

If an Event of Default occurs and is continuing the Trustee, may pursue any available remedy to collect the payment of principal, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4                                                  Waiver of Defaults.

Subject to Section 6.7 hereof, and prior to the declaration of acceleration of the maturity of the Notes,  the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuers and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except (i) a Default in the payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note not yet cured as specified in clauses (1) and (2) of Section 6.1 hereof, (ii) a Default with respect to any covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, which Default or Event of Default may be waived only with consent of the Holder of each outstanding Note affected, or (iii) a Default with respect to any covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of a supermajority of the outstanding Notes affected, which Default or Event of Default may be waived only with consent of a supermajority of the outstanding Notes affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right arising therefrom.

SECTION 6.5                                                  Control by Majority.

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction or that may involve the Trustee in personal liability, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

SECTION 6.6                                                  Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7                                                  Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder to receive payment of the principal of, premium and Interest (and Liquidated Damages, if any) on a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8                                                  Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Interest (and Liquidated Damages, if any) remaining unpaid on the Notes and Interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9                                                  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

SECTION 6.10                                            Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second:  to Holders for amounts due and unpaid on the Notes for principal and Interest (and Liquidated Damages, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Interest (and Liquidated Damages, if any), respectively;

Third:  without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

Fourth:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11                                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1                                                  Duties of Trustee.

(a)                                  If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default of which the Trustee has knowledge:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which are specifically required by any provision hereof to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2                                                  Rights of Trustee.

(a)                                  In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article IV hereof.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(j)                                     The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3                                                  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4                                                  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5                                                  Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6                                                  Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuers and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7                                                  Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation as the parties shall agree in writing from time to time for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except, in each case, to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(6) or 6.1(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8                                                  Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding

Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction (not at the expense of the Trustee) for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9                                                  Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10                                            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.11                                            Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1                                                  Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Issuers’ Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                                                  Legal Defeasance.

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the Issuers’ obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged all amounts owed under the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.2 below, and to have satisfied all the Issuers’ other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and Interest (and Liquidated Damages, if any), on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Article II and Sections 4.1, 4.2, 4.6, 4.16 and 4.18, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (d) this Article VIII.  Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3                                                  Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Issuers shall be released from their obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8,

4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.19 and 4.20 and Article V hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Section 6.1(3) hereof shall not constitute Events of Default to the extent such events occur thereafter and (y) Sections 6.1(6) and 6.1(7) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Issuers’ exercise of Covenant Defeasance; provided, however, that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

SECTION 8.4                                                  Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

(a)                                  in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in amounts that will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and Interest and Liquidated Damages, if any, on the Notes on the stated date for payment or any redemption date thereof (and the Issuers must specify whether the Notes are being defeased to Stated Maturity or a particular redemption date), and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected, exclusive security interest in the trust;

(b)                                 in the case of an election under Section 8.2 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:

(1)                                  the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(2)                                  since the date of this Indenture, there has been a change in the applicable Federal income tax law,

in either case to the effect that Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.3 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 in the case of an election under Section 8.2 or 8.3 hereof, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)                                  in the case of an election under Section 8.2 hereof, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

(f)                                    in the case of an election under Section 8.2 or 8.3 hereof, the Legal Defeasance or Covenant Defeasance, as applicable, shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which either Issuer or any of their Subsidiaries is a party or by which either Issuer or any of their Subsidiaries is bound;

(g)                                 in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent to hinder, delay or defraud any other of the Issuers’ creditors; and

(h)                                 in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate confirming the satisfaction of conditions in clauses (a) through (g) above, and an Opinion of Counsel confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c), (e) and (f) above.

Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

SECTION 8.5                                                  Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or one of their subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

The Issuers, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (not at the Trustee’s expense) (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6                                                  Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or Interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.7                                                  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuers or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of the Issuers’ creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note following the reinstatement of the Issuers’ obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8                                                  Satisfaction and Discharge.

The Issuers may terminate their obligations under this Indenture and the Notes (except as described below) when:

(a)                                  all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation, or

(b)                                 (1)  all Notes have been called for redemption pursuant to Section 3.7 by mailing to Holders a notice of redemption or all Notes otherwise have become due and payable,

(2)                                  the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee U.S. legal tender, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and Interest and Liquidated Damages, if any, on the Notes to the date of such redemption, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at such redemption,

(3)                                  each of the Issuers has paid all other sums payable by it under this Indenture and the Notes,

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit),

(5)                                  such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which any Issuer or any of their Subsidiaries is a party or by which any Issuer or any of their Subsidiaries is bound, and

(6)                                  the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) through (5) above.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                                                  With Consent of Holders of a Majority.

Except as expressly stated otherwise in Section 9.2 or 9.3, and subject to Sections 6.4 and 6.7 hereof, the Issuers and the Trustee may amend, supplement or otherwise modify this Indenture and the Notes with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

It is understood that, except as expressly stated otherwise in Section 9.2 or 9.3, Sections 4.13, 4.14 and 4.21 hereof may be amended, waived or modified in accordance with this Section 9.1.

SECTION 9.2                                                  With Consent of All Affected Holders of Notes or a Supermajority.

Without the consent of the Holder of each outstanding Note affected, an amendment, supplement, modification or waiver may not (with respect to Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of Notes the Holders of which must consent to an amendment, supplement, modification or waiver,

(2)                                  change the Stated Maturity on any Note,

(3)                                  reduce the principal of or any premium (including redemption premium but not including any redemption premium relating to Sections 4.13, 4.14 and 4.21) on any Note,

(4)                                  reduce the rate of or change the time for payment of Interest (or Liquidated Damages, if any), including default interest, on any Note,

(5)                                  waive a Default or Event of Default in the payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(6)                                  waive any redemption payment with respect to any Note (other than provisions relating to or payments required by Sections 4.13, 4.14 and 4.21,

(7)                                  after the corresponding Asset Sale or Change of Control has occurred, reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter any other provisions with respect to the redemption of the Notes required by Sections 4.13, 4.14 and 4.21,

(8)                                  change the coin or currency in which, the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note is payable,

(9)                                  impair the right to institute suit for the enforcement of payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note on or after the Stated Maturity (or on or after the Redemption Date),

(10)                            make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, scheduled payments of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes,

(11)                            modify or change any provision of this Indenture affecting the contractual ranking of the Notes in a manner adverse to the Holders of the Notes, or

(12)                            make any changes in the foregoing amendment, supplement and waiver provisions.

SECTION 9.3                                                  Without Consent of Holders of Notes.

Notwithstanding Section 9.1 or 9.2, without the consent of the Holders, the Issuers and the Trustee may amend, modify or supplement this Indenture and the Notes:

(1)                                  to cure any ambiguity, defect or inconsistency,

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes,

(3)                                  to provide for the assumption of any of the Issuers’ obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuers’ assets in accordance with this Indenture,

(4)                                  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act,

(5)                                  to comply with the provisions of DTC or the Trustee with respect to the provisions of this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein,

(6)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes or the Registration Rights Agreement, or

(7)                                  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date thereof, including Section 4.7.

SECTION 9.4                                                  Consent Payment; Supplemental Indentures.

In connection with any amendment, supplement, modification or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement, modification or waiver.

It shall not be necessary for the consent of the Holders under Section 9.1 or 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Issuers may not sign an amendment or supplemental indenture until their Boards of Directors approve it.

After an amendment, supplement, modification or waiver under Section 9.1 or 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.5                                                  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or a portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative).

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of paragraphs (1) through (12) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or a portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and Interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.6                                                  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.7                                                  Trustee to Sign Amendments, etc.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in this Section 9.7, the

Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.  In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.8                                                  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

ARTICLE X

MISCELLANEOUS

SECTION 10.1                                            Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA § 318(c), the imposed duties shall control.

SECTION 10.2                                            Notices.

Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers:

The Wornick Company
3900 North 10th Street
Suite 900
McAllen, Texas 78501
Attention:  Chief Executive Officer
Telecopier No.:  (956) 882-7816

with copies (which shall not constitute notice) to:

Veritas Capital Management II, L.L.C.
660 Madison Avenue
New York, New York 10022
Attention:  Robert B. McKeon
Telecopier No.:  (212) 688-9411

Schulte, Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:  Benjamin M. Polk, Esq.
                  Michael Littenberg, Esq.
Telecopier No.:  (212) 593-5955

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention:  Corporate Trust Department
Telecopier No.:  (651) 495-8097

The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3                                            Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.4                                            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.5                                            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

SECTION 10.6                                            Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7                                            No Personal Liability of Members, Stockholders, Employees, Officers and Directors.

No direct or indirect member stockholder, employee, officer or director, as such, past, present or future of the Issuers or any successor entity shall have any personal liability in respect of the Issuers’ obligations under this Indenture or the Notes solely by reason of his, her or its status as such stockholder, member, employee, officer or director.

SECTION 10.8                                            Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

SECTION 10.9                                            No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or the Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10                                      Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind the its successors.

SECTION 10.11                                      Severability.

In case any one or more of the provisions of this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 10.12                                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13                                      Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

TWC HOLDING LLC

By:	/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	Authorized Signatory

TWC HOLDING CORP.

By:	/s/ Thomas J. Campbell
	Name:	Thomas J. Campbell
	Title:	Secretary

S-1

THE TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lori-Anne Rosenberg
Name:
	Title:	Vice President

S-2

EXHIBIT A

[FORM OF NOTE]

TWC HOLDING LLC

TWC HOLDING CORP.

13.875% [SERIES A] [SERIES B](1) SENIOR PIK NOTE
DUE 2011

CUSIP:

ISIN:

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULA-TIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; UPON REQUEST, THE ISSUERS SHALL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE.  HOLDERS SHOULD CONTACT THE ISSUERS C/O THE WORNICK COMPANY, 10825 KENWOOD ROAD, CINCINNATI, OHIO 45242, ATTENTION: SECRETARY.

No.

$

TWC Holding LLC, a Delaware limited liability company and TWC Holding Corp., a Delaware corporation (together, the “Issuers,” which term includes any successors under the Indenture (as defined below)), for value received, hereby jointly and severally promise to pay to Cede & Co., or its registered assigns, the principal sum of Twenty-Six Million Dollars, on August 15, 2011.

Interest Payment Dates:  February 15 and August 15 commencing August 15, 2005.

Record Dates:  February 1 and August 1.

(1)                                  Series A should be replaced with Series B in the Exchange Notes.

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

TWC HOLDING LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

TWC HOLDING CORP., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

(Reverse of Note)

13.875% [Series A] [Series B](2) Senior PIK Note due 2011

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

(2)                                  Series A should be replaced with Series B in the Exchange Notes.

(3)                                  To be included only on Global Notes deposited with DTC as Depositary.

(4)                                  To be included only on Global Notes deposited with DTC as Depositary.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).](5)

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE

(5)                                  To be included only on Reg S Temporary Global Notes.

SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.](6)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  TWC Holding LLC, a Delaware limited liability company and TWC Holding Corp., a Delaware corporation (together, the “Issuers,” which term includes any successors under the Indenture), jointly and severally promise to pay interest on the principal amount of this Note at 13.875% per annum (“Interest Rate”) from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below.  The Issuer will pay Interest and Liquidated Damages, if any, semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  The first Interest Payment Date shall be August 15, 2005.  Interest on the Notes shall accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, Interest shall accrue from such next succeeding Interest Payment Date.  During the continuation of an Event of Default, the Issuers shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on (a) principal and premium, if any, on the Notes, in each case, whether or not overdue, from time to time on demand at the Interest Rate plus 2% per annum (“Default Rate”) and (b) on overdue installments of Interest (and Liquidated Damages, if any) on the Notes without regard to any applicable grace periods from time to time on demand at the Default Rate.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Through and including the interest payment date of February 15, 2011, accrued Interest on all Notes then outstanding will be payable, at the Issuers’ option, in cash or in the form of Additional Notes (when issued in payment of interest or Liquidated Damages) issued under Section 2.14 of the Indenture.  The Additional Notes issued as payment of Interest or Liquidated Damages will be identical to the originally issued

(6)                                  To be included only on Transfer Restricted Notes.

Notes, except that interest will begin to accrue from the date they are issued rather than the Issue Date.  In the event that any Additional Note is issued with respect to this Note by an increase in the principal amount of this Note, then from and after the date of issuance of such Additional Note, such Additional Note shall be deemed to be, and shall be, part of this Note and all references herein to “this Note” or “the Notes” shall include such Additional Note.

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000; provided, however, that Additional Notes issued as payment of Interest or Liquidated Damages will be issued in denominations of $1.00 and integral multiples of $1.00.  The aggregate principal amount of the Notes issued under the Indenture shall not exceed (a) $26,000,000 plus (b) the Additional Notes from time to time issued in payment of Interest and Liquidated Damages under Section 2.14 of the Indenture.

2.                                       Method of Payment.  The Issuers shall pay Interest on the Notes and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest.  The Notes will be payable as to principal, Interest, premium, if any, and Liquidated Damages, if any (other than Interest and Liquidated Damages paid by the issuance of Additional Notes under Section 2.14 of the Indenture), at the office or agency of the Issuers maintained within the City and State of New York for such purpose, or, at the option of the Issuers, payment of Interest and Liquidated Damages, if any (other than Interest and Liquidated Damages paid by the issuance of Additional Notes under Section 2.14 of the Indenture), may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and Interest, premium, if any, and Liquidated Damages, if any, on all Global Notes (other than Interest and Liquidated Damages paid by the issuance of Additional Notes under Section 2.14 of the Indenture).  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their subsidiaries may act in any such capacity.

4.                                       Indenture.  The Issuers issued the Notes under an Indenture, dated as of the Issue Date (as it may be amended or supplemented from time to time, the “Indenture”), by and among the Issuers and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

5.                                       Optional Redemption.

(a)                                  At any time prior to August 15, 2008, the Issuers may redeem the Notes for cash at the Issuers’ option, in whole or in part, upon not less than 30 days’ nor more than 60 days’ notice to each Holder of Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid Interest (and Liquidated Damages, if any) to, the applicable Redemption Date.

(b)                                 At any time on or after August 15, 2008, the Notes will be redeemable for cash at the option of the Issuers, in whole or in part, upon not less than 30 days’ nor more than 60 days’ notice to each Holder of the Notes at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of redemption of the Notes (the “Redemption Date”):

Year	Percentage

2008	106.938%
2009	103.469%
2010 and thereafter	100.000%

(c)                                  In addition, at any time on or prior to August 15, 2007, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture may be redeemed at the Issuers’ option within 90 days of such Qualified Equity Offering, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 113.875 % of principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remains outstanding.

(d)                                 Notice of redemption, including at least the information set forth in Section 3.3 of the Indenture shall be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  Notes in denominations of $1,000 or less may not be redeemed in part.  On and after the Redemption Date, Interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuers default in such payments due on such Redemption Date.

6.                                       Mandatory Redemption.  The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.  The Notes shall not have the benefit of any sinking fund.

7.                                       Offers to Purchase.

(a)                                  Change of Control.  In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuers (the “Change of Control Offer”), to require the Issuers to repurchase all or any part of such Holder’s Notes (provided that with respect to a partial repurchase the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the “Change of Control Purchase Date”) that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date.  The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for at least 30 days following its commencement (the “Change of Control Offer Period”). On the Change of Control Purchase Date, to the extent lawful, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

On or before the Change of Control Purchase Date, the Issuers shall:  (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash in an amount sufficient to pay the Change of Control Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date of all Notes so tendered, and (iii) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuers.  The Paying Agent promptly shall pay each Holder of Notes so accepted an amount equal to the Change of Control Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date, and the Trustee promptly shall authenticate and deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted shall be delivered promptly by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.  If the Change of Control is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(b)                                 Asset Sale.  Subject to certain exceptions set forth in the Indenture, the Issuers shall not and shall not permit any of their Subsidiaries to, in one or a series of related transactions, make any Asset Sale unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets (i) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (ii) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate fair market value in excess of $2,000,000, management determines in reasonable good faith that the Issuers shall receive or such Subsidiary shall receive, as applicable, fair market value for such Asset Sale, and (iii) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate fair market value in excess of $5,000,000, the Issuers’ Boards of Directors determine in reasonable good faith that the Issuers will receive or such Subsidiary shall receive, as applicable, fair market value for such Asset Sale.  For purposes of clause (i) of the preceding sentence the following shall be deemed to constitute cash or Cash Equivalents:  (a) the amount of any Indebtedness or other liabilities of the Issuers or such Subsidiary (other than Indebtedness or liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of their Subsidiaries with respect to such liabilities and (b) fair market value of any marketable securities, currencies, notes or other obligations received by either Issuer or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 90 days after the consummation of such Asset Sale, provided that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

Within 390 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”) shall be:  (a) (i) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) used to retire and permanently reduce Indebtedness incurred under any Credit Agreement or the Wornick Notes; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or (b) invested in assets or property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business which immediately following such acquisition becomes a Subsidiary of Holding) which in the reasonable good faith judgment of the Issuers’ Board of Directors will immediately constitute or be a part of a Related Business of Holding or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction; or (c) any combination of (a) or (b).  All Net Cash Proceeds from an Event of Loss shall be used as follows:  (1) first, the Issuers shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets; and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds shall be reinvested or used as provided in the immediately preceding clause (a), (b) or (c).

The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clause (a), (b) or (c) of the immediately preceding paragraph and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clause (1) or (2) of the immediately preceding paragraph shall constitute “Excess Proceeds.”  Pending the final application of any Net Cash Proceeds, Holding or one of its Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by the Indenture; provided, however, that the Issuers may not use the Net Cash Proceeds to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or to make Permitted Investments pursuant to clause (a) of the definition thereof.

When the Excess Proceeds equal or exceed $5,000,000, the Issuers shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”) together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of payment. In order to effect the Asset Sale Offer, the Issuers shall promptly after expiration of the 360-day period following the Asset Sale that produced such Excess Proceeds mail to each Holder of Notes notice of the Asset Sale Offer (the “Asset Sale Notice”), offering to purchase the Notes on a date (the “Asset Sale Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed, pursuant to the procedures required by the Indenture and described in the Asset Sale Notice.  On the Asset Sale Purchase Date, the Issuers shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) to the purchase of all Indebtedness properly tendered in accordance with the provisions of this Section 7(b) (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of payment; provided, however, if on the Asset Sale Purchase Date The Wornick Company is not able to make a Restricted Payment under the Wornick Indenture in an amount equal to the Asset Sale Offer Amount required to be used hereunder to make an Asset Sale Offer, then the Issuers will apply an amount equal to the maximum Restricted Payment amount that may be made by The Wornick Company under the Wornick Indenture on such date ratably to the Indebtedness properly tendered pursuant to Section 4.13.  To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture.  Following the consummation of each Asset Sale Offer in accordance with the provisions of this Section 7(b), the Excess Proceeds amount shall be reset to zero.  If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(c)                                  Within 180 days after the end of each fiscal year, the Issuers shall make an offer to all Holders (the “Excess Cash Flow Offer”) to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 with an amount equal to 50% of The Wornick Company’s Excess Cash Flow from such fiscal year (measured from July 1, 2004 in the case of the fiscal year in which the Issue Date occurs) less an amount equal to the aggregate principal amount of Wornick Notes purchased pursuant to the most recently completed Excess Cash Flow Offer under the Wornick Indenture (the “Excess Cash Flow Offer Amount”), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased (the “Excess Cash

Flow Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer; provided, however, that the Excess Cash Flow Offer Amount for a fiscal year shall be reduced by the aggregate principal amount of Notes and the Wornick Notes purchased by the Issuers and their Subsidiaries in the open market during such fiscal year and during the period prior to the date of such Excess Cash Flow Offer, but only to the extent that such principal amount was not taken into account in reducing the Excess Cash Flow Offer Amount for any prior periods.

In order to effect the Excess Cash Flow Offer, the Issuers shall promptly mail to each Holder of Notes notice of the Excess Cash Flow Offer (the “Excess Cash Flow Notice”) offering to purchase the Notes on a date (the “Excess Cash Flow Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Excess Cash Flow Notice is mailed. The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement.

On the Excess Cash Flow Purchase Date, the Issuers shall apply the Excess Cash Flow Offer Amount to the purchase of all Notes properly tendered pursuant to an Excess Cash Flow Offer (on a pro rata basis if the Excess Cash Flow Offer Amount is insufficient to purchase all Notes so tendered) at the Excess Cash Flow Purchase Price, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the date of payment; provided, however, if on the Excess Cash Flow Purchase Date The Wornick Company is not able to make a Restricted Payment under the Wornick Indenture in an amount equal to the Excess Cash Flow Offer Amount required to be used hereunder to make an Excess Cash Flow Offer, then the Issuers will apply an amount equal to the maximum Restricted Payment amount that may be made by The Wornick Company under the Wornick Indenture on such date ratably to the Notes properly tendered.  To the extent that the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Issuer may use any remaining Excess Cash Flow Offer Amount as otherwise permitted by the Indenture.

Any Excess Cash Flow Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7, the Issuer’s compliance or the compliance of any of the Subsidiaries with such laws and regulations will not in and of itself cause a breach of the Issuer’s obligations under this Section 7.

8.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000; provided, however, that any Additional Notes issued as payment of Interest or Liquidated Damages will be issued in denominations of $1.00 and integral multiples of $1.00.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

9.                                       Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

10.                                 Amendment, Supplement, Modification and Waiver.

(a)                                  Subject to certain exceptions set forth in the Indenture, the Issuers and the Trustee may amend, supplement or otherwise modify the Indenture and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  Without the consent of the Holders, the Issuers and the Trustee may amend, modify or supplement the Indenture and the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of any of the Issuers’ obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuers’ assets in accordance with the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to comply with the provisions of DTC or the Trustee with respect to the provisions of the Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under the Indenture, the Notes or the Registration Rights Agreement, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof.

11.                                 Defaults and Remedies.  Each of the following constitutes an Event of Default:  (a) the Issuers’ failure to pay any installment of Interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (b) the Issuers’ failure to pay all or any part of the principal of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Purchase Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, Asset Sale Offer or

Excess Cash Flow Offer, as applicable, (c) the Issuers’ failure or the failure of any of their Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture (excluding the covenant set forth in the next to last sentence of Section 4.3 of the Indenture) and, except for the provisions under Sections 4.13, 4.14, 4.21 and 5.1 of the Indenture, the continuance of such failure for a period of 30 days after the earlier of the Issuers’ receipt of written notice of such Default from the Trustee or from the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (d) a default occurs in the Issuers’ Indebtedness or the Indebtedness of any of their Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (x) resulting from the failure to pay principal of such Indebtedness when due or interest on such Indebtedness more than 30 days after the due date therefore, or (y) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity, (e) final, non-appealable unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000 at any one time rendered against an Issuer or any of their Subsidiaries and not stayed, bonded or discharged within 60 days, (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of any Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (g) any Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

12.                                 Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

13.                                 No Recourse Against Others.  No direct or indirect member, stockholder, employee, officer or director, as such, past, present or future of the Issuers or any successor entities shall have any personal liability in respect of the Issuers’ obligations under the Indenture or the Notes solely by reason of his, her or its status as such stockholder, employee, officer or director.

14.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.                                 Additional Rights of Holders of Transfer Restricted Notes.(7) In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Issuers and the Initial Purchaser (as amended from time to time, the “Registration Rights Agreement”).

17.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

18.                                 Governing Law.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

19.                                 Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take any action under the Indenture, the Issuers shall furnish to the Trustee (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 of the Indenture) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 of the Indenture) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

(7)                                  To be included only on Transfer Restricted Notes.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

TWC Holding LLC and TWC Holding Corp.

c/o The Wornick Company
10825 Kenwood Road
Cincinnati, Ohio 45242
Attention:  Secretary

Assignment Form

To assign this Note, fill in the form below:  (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

Section 4.13   ☐                                                                                                           Section 4.14   ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased):  $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $                    .  The following decrease/increases in the principal amount at maturity of this Note have been made:

Date of Increase/ Decrease	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principle Amount at Maturity Following such Increase/ Decrease	Notation made by or on Behalf of Trustee

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

TWC Holding LLC
TWC Holding Corp.
c/o The Wornick Company
10825 Kenwood Road

Cincinnati, Ohio 45242

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Re:  13.875% Senior PIK Notes due 2011

Dear Sirs:

Reference is hereby made to the Indenture, dated as of February 11, 2005 (as it may be amended or supplemented from time to time, the “Indenture”), among TWC Holding LLC, a Delaware limited liability company and TWC Holding Corp., a Delaware corporation (together, the “Issuers,” which term includes any successors under the Indenture), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                   (the “Transferor”), owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                  in such Note[s] or interests (the “Transfer”), to                 (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or of a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                       ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or of a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                       ☐                                    Check if Transferee will take delivery of a beneficial interest in a Global Note or of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐                                    Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐                                    Such Transfer is being effected to the Issuers or a subsidiary of either of them; or

(c)                                  ☐                                    Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)                                 ☐                                    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuers, which have confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or Definitive Notes and in the Indenture and the Securities Act.

4.                                       ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐                                    Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐                                    a beneficial interest in

(i)                                     ☐                                    144A Global Note, or

(ii)                                  ☐                                    501 Global Note, or

(iii)                               ☐                                    Reg S Global Note; or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note, or

(ii)                                  ☐                                    501 Global Note, or

(iii)                               ☐                                    Reg S Global Note,

(iv)                              ☐                                    Unrestricted Global Note; or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

TWC Holding LLC
TWC Holding Corp.
c/o The Wornick Company
10825 Kenwood Road

Cincinnati, Ohio 45242

U.S. Bank National Association
60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Re:  13.875% Senior PIK Notes due 2011

Dear Sirs:

Reference is hereby made to the Indenture, dated as of February 11, 2005 (as it may be amended and supplemented from time to time, the “Indenture”), among TWC Holding LLC, a Delaware limited liability company, TWC Holding Corp., a Delaware corporation, (together, the “Issuers,” which term includes any successors under the Indenture), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities

Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:  [CHECK ONE]  ☐ 144A Global Note, ☐ Reg S Global Note, or ☐ 501 Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[signature page follows]

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

TWC Holding LLC
TWC Holding Corp.
c/o The Wornick Company
10825 Kenwood Road
Cincinnati, Ohio 45242

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 11, 2005 (the “Indenture”), between TWC Holding LLC, a Delaware limited liability company, TWC Holding Corp., a Delaware corporation (the “Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                  aggregate principal amount of:  (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1.                                       We understand and acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth below.

2.                                       We are not an affiliate (as defined in Rule 144 under the Securities Act) of the Issuers or acting on behalf of the Issuers, and we are an institutional “accredited investor” under the Securities Act within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act (“Rule 501”) and, if the Notes are to be purchased for one or more accounts (“investor accounts”) for which we are acting as fiduciary or agent, each such investor account is an institutional “accredited investor” on a like basis. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any investor accounts for which we are acting are each aware that we may be required, and are each able, to bear the economic risk of our or its investment in the Notes for an indefinite period of time, including the risk of an entire loss of our or such investor account’s investment in the Notes.

3.                                       We acknowledge that:  (a) neither the Issuers nor any person representing the Issuers has made any representation to us with respect to the Issuers or the offering or sale of any Notes and (b) we have had access to such financial and other information concerning the Issuers and the Notes as we have deemed necessary in connection with our decision to purchase the Notes, including an opportunity to ask questions of and request information from the Issuers.

4.                                       We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell such Notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or any exemption from registration available under the Securities Act.

5.                                       We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Securities Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers or any subsidiary of the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 that is acquiring the Notes for its own account, or for the account of such an institutional “accredited investor,” for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in each case in compliance with applicable securities laws of any U.S. state or any other applicable jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d), (e) or (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer made prior to the Resale Termination Date pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

6.                                       We are not acquiring the Notes for or on behalf of any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or other arrangement that is subject to ERISA or Section 4975 of the Internal Revenue Code (a “plan”) or any entity whose underlying assets include assets of a plan pursuant to 29 C.F.R. Section 2510.3-101 or otherwise, except that such a purchase or transfer for or on behalf of a pension or welfare plan shall be permitted to the extent:

(a)                                  such purchase or transfer is being made by or on behalf of a bank collective investment fund maintained by the purchaser or transferee in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(b)                                 such purchase or transfer is made by or on behalf of an insurance company pooled separate account maintained by the purchaser or transferee in which, at any time while the notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(c)                                  such purchase or transfer is made on behalf of a plan by (1) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent year total assets under its management and control in excess of $50,000,000 and had stockholders’ or partners’ equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (2) a bank as defined in Section 202 (a) (2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent year, or (3) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent year, net worth in excess of $1,000,000 and which is subject to supervision and examination by state authority having supervision over insurance companies and, in any case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied;

(d)                                 to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 401 of the Internal Revenue Code;

(e)                                  to the extent such purchase is made by or on behalf of an insurance company with assets in its insurance company general account, and the conditions of Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor are satisfied;

(f)                                    to the extent such purchase is made on behalf of a plan by an in-house asset manager and the conditions of Part I of Prohibited Transactions Class Exemption 96-23 issued by the Department of Labor are satisfied; or

(g)                                 such purchase would not otherwise constitute a non-exempt prohibited transaction.

7.                                       We understand that the Notes will be delivered in registered form only and that the certificates delivered to us in respect of the Notes will contain a legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION

WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

8.                                       We acknowledge that you and others will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgements and agreements and agree that, if any representations, warranties, acknowledgements and agreements deemed to have been made by us are no longer accurate, we shall promptly notify the Issuers. If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing representations, warranties, acknowledgements and agreements on behalf of each such investor account.

9.                                       Upon purchase, the Notes would be registered in the name of the undersigned:

Name:
Address:
Taxpayer ID Number:

10.                                 If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such investor account.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

[signature page follows]

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Name of Accredited Investor

By:
Name:
Title:

Dated:              , 200[   ]